                                                                    EXHIBIT 99.2

                             VINA TECHNOLOGIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
               (In thousands, except share and per share amounts)


                                                                     December 31,        March 31,
                                                                         2002               2003
                                                                         ----               ----
ASSETS

Current Assets:
  Cash, cash equivalents                                               $   4,567        $   2,673
  Restricted cash                                                          3,500              333
  Short-term investments                                                      50               --
  Accounts receivable, net                                                 3,348            1,689
  Inventories                                                              3,367            3,839
  Prepaid expenses and other                                               2,354            1,084
                                                                       ---------        ---------
         Total current assets                                             17,186            9,618

Property and equipment, net                                                1,968            1,655
Other assets                                                                  32               --
Intangible assets, net                                                     1,394            1,277
                                                                       ---------        ---------
         Total assets                                                  $  20,580        $  12,550
                                                                       =========        =========

LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                                                     $   2,979        $   1,864
  Accrued compensation and related benefits                                  900              539
  Accrued warranty                                                           414              400
  Other current liabilities                                                1,915            1,532
  Current debt                                                             3,000               --
                                                                       ---------        ---------
         Total current liabilities                                         9,208            4,335
Commitments (Note 7)                                                          --               --

Stockholders' equity:
Convertible preferred stock; $0.0001 par value; 5,000,000 shares authorized;
   none outstanding                                                           --               --
Common stock; $0.0001 par value; 125,000,000 shares authorized;
   shares outstanding:  December 31, 2002, 62,080,636; March 31,
   2003, 62,189,930                                                            6                6
   Additional paid-in capital                                            189,297          188,786
   Deferred stock compensation                                              (315)            (112)
   Accumulated deficit                                                  (177,616)        (180,465)
                                                                       ---------        ---------
     Total stockholders' equity                                           11,372            8,215
                                                                       =========        =========
     Total liabilities and stockholders' equity                        $  20,580        $  12,550
                                                                       =========        =========


            See notes to condensed consolidated financial statements

                             VINA TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (unaudited)






                                                                                    Three Months Ended
                                                                                          March 31,
                                                                                 ------------------------
                                                                                     2002            2003
                                                                                 --------        --------

Net revenue                                                                      $  6,439        $  2,708
Cost of revenue (excluding stock-based compensation)                                6,125           1,692
                                                                                 --------        --------
Gross profit (loss) (excluding stock-based compensation)                              314           1,016
                                                                                 --------        --------
Costs and expenses:
  Research and development (excluding stock-based compensation)                     5,423           1,828
  Selling, general and administrative (excluding stock-based compensation)          4,803           1,936
 Stock-based compensation, net*                                                     1,653            (324)
  Amortization of goodwill and intangible assets                                      324             116
  Impairment of goodwill and intangible assets                                     29,276              --
  Restructuring expenses (excluding stock-based compensation)                          --             309
                                                                                 --------        --------
      Total costs and expenses                                                     41,479           3,865
                                                                                 --------        --------
Loss from operations                                                              (41,165)         (2,849)
Other income, net                                                                      72              --
                                                                                 --------        --------
Net loss                                                                         ($41,093)       ($ 2,849)
                                                                                 ========        ========
Net loss per share, basic and diluted                                            ($  0.67)       ($  0.05)
                                                                                 ========        ========
Shares used in computation, basic and diluted                                      61,531          62,047
                                                                                 ========        ========

* Stock-based compensation, net:

   Cost of revenue                                                               $    158              --
   Research and development                                                           401              20
   Selling, general and administrative                                              1,094              (8)
   Restructuring benefit                                                               --            (336)
                                                                                 --------        --------
                                                                                 $  1,653        $   (324)
                                                                                 ========        ========








            See notes to condensed consolidated financial statements

                             VINA TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (in thousands)
                                   (unaudited)


                                                                    Three Months Ended
                                                                         March 31,
                                                                  -----------------------
                                                                    2002           2003
                                                                  --------        -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                        $(41,093)       $(2,849)
  Reconciliation of net loss to net cash used in operating
       activities:
    Depreciation and amortization                                      909            441
    Disposal of property and equipment                                 304             --
    Impairment of goodwill and intangible assets                    29,276             --
    Stock-based compensation, net                                    1,653           (324)
  Changes in operating assets and liabilities:

    Accounts receivable                                              4,886          1,659
    Inventories                                                        596           (472)
    Prepaid expenses and other                                         199          1,270
    Other assets                                                        (2)            32
    Accounts payable                                                (1,589)        (1,115)
    Accrued compensation and related benefits                          (55)          (361)
    Accrued warranty                                                   (29)           (14)
    Other current liabilities                                         (135)          (383)
                                                                  --------        -------
     Net cash used in operating activities                          (5,080)        (2,116)
                                                                  --------        -------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                 (302)           (11)
  Proceeds from sales/maturities of short-term investments              --             50
                                                                  --------        -------
     Net cash provided by (used in) investing activities              (302)            39
                                                                  --------        -------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of short-term debt                                            --         (3,000)
  Release of restricted cash                                            --          3,167
  Proceeds from sale of common stock                                 9,803             --
  Proceeds from sale of stock under employee stock purchase
     plan                                                               --             16
  Repurchase of common stock                                           (92)            --
                                                                  --------        -------
     Net cash provided by financing activities                       9,711            183
                                                                  --------        -------
NET CHANGE IN CASH AND CASH EQUIVALENTS                              4,329         (1,894)
CASH AND CASH EQUIVALENTS, Beginning of period                      15,805          4,567
                                                                  --------        -------
CASH AND CASH EQUIVALENTS, End of period                          $ 20,134        $ 2,673
                                                                  ========        =======


            See notes to condensed consolidated financial statements

                             VINA TECHNOLOGIES, INC.

              Notes to Condensed Consolidated Financial Statements
                                   (unaudited)

1. Unaudited Interim Financial Information

Business - VINA Technologies, Inc. (the Company or VINA), incorporated in June 1996, designs, develops, markets and sells multi-service broadband access communications equipment that enables telecommunications service providers to deliver bundled voice and data services. The Company has incurred significant losses since inception and expects that net losses and negative cash flows from operations will continue for the foreseeable future. On March 17, 2003, VINA, Larscom Incorporated, a Delaware Corporation ("Larscom") and a wholly-owned subsidiary of Larscom, entered into an Agreement and Plan of Merger, under which the Larscom subsidiary will merge with and into VINA, followed by the merger of VINA with and into Larscom, with Larscom as the surviving corporation. As a result of the merger, each issued and outstanding share of VINA common stock will be automatically converted into the right to receive 0.2659 of a validly issued, fully paid and nonassessable share of Larscom common stock. The merger is intended to be a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended, and is expected to be treated as a purchase for financial accounting purposes, in accordance with generally accepted accounting principles.

Basis of Presentation -- The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter company accounts and transactions have been eliminated in consolidation. The accompanying interim financial information is unaudited and has been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, it does not include all of the information and Notes required by generally accepted accounting principles for annual financial statements. In the opinion of management, such unaudited information includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the interim information. Operating results for the three-months ended March 31, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003. For further information, refer to the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002.

In this report, all references to "VINA" "we," "us," "our" or the "Company" mean VINA Technologies, Inc. and its subsidiaries, except where it is made clear that the term means only the parent company.

Going Concern - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of March 31, 2003, we had cash and cash equivalents of $2.7 million and our accumulated deficit was $180.5 million. These factors among others raise substantial doubt that we will be able to continue as a going concern for a reasonable period of time. We have implemented, and are continuing to pursue, aggressive cost cutting programs in order to preserve available cash.

Our intent is to complete the announced merger with Larscom in the second quarter. If we are unsuccessful in completing the merger during the second quarter, then we will need to obtain additional funding during the second quarter of 2003 to continue operations. Currently, we have no other immediately available sources of liquidity. The sale of additional equity or other securities could result in additional dilution to our stockholders. Arrangements for additional financing may not be available in amounts or on terms acceptable to us, if at all.

Revenue Recognition - The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed and determinable and collectibility is reasonably assured. The Company generates revenue from sale of products and related services to communications service providers and through original equipment manufacturers and value added resellers.

Product revenue is generated from the sale of communications equipment embedded with software that is essential to its functionality, and accordingly, the Company accounts for these transactions in accordance with SEC Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements, and Statement of Position (SOP) 97-2, Software Revenue Recognition. Product revenue is recognized when all

SAB No. 101 and SOP 97-2 criteria are met which generally occurs at the time of shipment. In multiple element arrangements where there are undelivered elements at the time of shipment, product revenue is recognized at the time of shipment as the residual value of the arrangement after allocation of fair value to the undelivered elements based on vendor specific objective evidence (VSOE). There is no VSOE on the sales of communications equipment due to the wide range in customer discounts provided by the Company.

Service revenue is generated from the sale of installation, training and post contract customer support (PCS) agreements related to the communications equipment. The Company also accounts for these transactions in accordance with SAB No. 101 and SOP 97-2, and as such recognizes revenue when all of the related revenue recognition criteria are met which is: (i) at the time the installation or training service is delivered; and (ii) ratably over the term of the PCS agreement. In multiple element arrangements where these services are undelivered when the communications equipment is shipped, the Company defers the fair value of these undelivered elements based on VSOE and recognizes revenue as the services are delivered. VSOE of these elements is based on stand-alone sales (including renewal rates of PCS agreements) of the services. For all periods presented, service revenue has been less than 10% of total net revenue.

The Company additionally records a provision for estimated sales returns and warranty costs at the time the product revenue is recognized.

Stock Based Compensation - The Company accounts for employee stock plans under the intrinsic value method prescribed by Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and Financial Accounting Standards Board Interpretation ("FIN") No. 44, Accounting for Certain Transactions Involving Stock Compensation (an Interpretation of APB No. 25) and has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation. The Company accounts for stock-based compensation relating to equity instruments issued to non-employees based on the fair value of options or warrants estimated using the Black-Scholes model on the date of grant in compliance with the Emerging Issues Task Force No. 96-18, Accounting for Equity Instruments that are issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Compensation expense resulting from non-employee options is amortized using the multiple option approach in compliance with FIN No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans.

Pursuant to FIN No. 44, options assumed in a purchase business combination are valued at the date of acquisition at their fair value calculated using the Black-Scholes option pricing model. The fair value of the assumed options is included as part of the purchase price. The intrinsic value attributable to the unvested options is recorded as unearned stock-based compensation and amortized over the remaining vesting period of the related options. Options assumed by the Company related to the business combination made on behalf of the Company subsequent to July 1, 2000 (the effective date of FIN No. 44) have been accounted for pursuant to FIN No. 44.

For purposes of pro forma disclosure under SFAS No. 123, the estimated fair value of the options is assumed to be amortized to expense over the options' vesting period, using the multiple option method. Pro forma information is as follows (in thousands, except per share amounts):

                                                                   Three Months Ended
                                                                          March,
                                                                  ------------------------
                                                                    2002           2003
                                                                    ----           ----

Net Loss, as reported                                             $(41,093)       $(2,849)
Add:  Stock-based compensation included in reported net
loss, net of related tax effects                                     1,653           (324)
Less:  Stock-based compensation expense determined under
   fair value method for all awards, net of related tax
   effects                                                          (1,396)          (446)
                                                                  --------        -------
                                       Pro forma net (loss)       $(40,836)       $(3,619)
                                                                  ========        =======
Net loss per share, as reported - basic and diluted               $  (0.67)       $ (0.05)
                                                                  ========        =======
Pro forma net loss per share, basic and diluted                   $  (0.66)       $ (0.06)
                                                                  ========        =======

Comprehensive Loss - Comprehensive loss for the three months ended March 31, 2002 and March 31, 2003 was the same as net loss.

Recent Accounting Standards - In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for under the purchase method and addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. SFAS No. 142 addresses the initial recognition and measurement of intangible assets acquired outside of a business combination and the accounting for goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 provides that intangible assets with finite useful lives be amortized and that goodwill and intangible assets with indefinite lives will not be amortized, but will be tested at least annually for impairment.

The Company adopted SFAS No. 142 on January 1, 2002. Upon adoption of SFAS No. 142, the Company has stopped the amortization of intangible assets with indefinite lives (goodwill, which includes the re-class of workforce-in-place) with a net carrying value of $27.6 million at December 31, 2001 and annual amortization of $8.8 million that resulted from business combinations initiated prior to the adoption of SFAS No. 141. The Company evaluated goodwill under SFAS No. 142 upon adoption, on January 1, 2002, and determined that there was no impairment. However, in accordance with SFAS No. 142, the Company was required to reevaluate goodwill and other intangibles for impairment in March 2002 because events and circumstances changed that more likely than not would reduce the fair value of the reporting unit below its carrying amount (See Note 4).

In August 2001, the FASB issued SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets. SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, and addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement is effective for the Company on January 1, 2002. The adoption of this statement did not have an impact on the financial position, results of operations or cash flows of the Company.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a Liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue 94-3, a liability for an exit cost as defined in Issue 94-3 was recognized at the date of an entity's commitment to an exit plan. This statement also establishes that the liability should initially be measured and recorded at fair value. This statement is effective for the Company on January 1, 2003. The adoption of this statement did not have an impact on the financial position, results of operations or cash flows of the Company.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation -- Transition and Disclosure, an amendment of FASB Statement No.
123. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. This statement is effective for the Company's fiscal year beginning January 1, 2003. The Company has elected to continue accounting for employee stock option plans according to APB No. 25, and the Company adopted the disclosure requirements under SFAS No. 148 commencing on December 31, 2002.

In November 2002, the FASB issued FASB Interpretation No. 45 "Guarantor's Accounting and Disclosure requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires the guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. It also elaborates on the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued and to be made in regard of product warranties. Disclosures required under FIN 45 are included in these financial statements (see Note

7 concerning the reserve for warranty costs). However, the initial recognition and initial measurement provisions of this FIN are applicable for guarantees issued or modified after December 31, 2002. The adoption of the recognition and measurement provisions of FIN 45 did not have a material effect on the Company's consolidated financial statements.

2. Inventories

      Inventories consist of the following (in thousands):

                                                         December 31,     March 31,
                                                           2002              2003
                                                        -----------       --------
Raw materials and subassemblies.....................        1,684           1,572
Finished goods......................................        1,683           2,267
                                                            -----           -----
Inventories.........................................        3,367           3,839
                                                            =====           =====



3. Net Loss Per Share

The following is a calculation of the denominators used for the basic and diluted net loss per share computations (in thousands):

                                                              Three Months Ended
                                                                     March,
                                                             ---------------------
                                                              2002           2003
                                                              ----           ----

Weighted average common shares outstanding                   62,207         62,152
Weighted average common shares outstanding subject to
   repurchase                                                  (676)          (105)
                                                            -------        -------
Shares used in computation, basic and diluted                61,531         62,047
                                                            =======        =======

During the three months ended March 31, 2002 and 2003, we had securities outstanding which could potentially dilute basic earnings per share in the future, but were excluded in the computation of diluted earnings per shares in such periods, as their effect would have been antidilutive due to the net loss reported in such periods. Such outstanding securities consist of the following at: March 31, 2002, 577,774 shares of common stock subject to repurchase and options to purchase 12,668,119 shares of common stock and warrants to purchase 7,090,000 of our common stock; March 31, 2003, 70,075 shares of common stock subject to repurchase and options to purchase 6,743,377 shares of common stock, and warrants to purchase 7,090,000 shares of common stock.

4. Goodwill and Intangible Assets

As VINA operates in one reportable segment, the design, development, marketing and sale of multiservice broadband access communications equipment, and has only one reporting unit, VINA consolidated, the measurement of the fair value for our goodwill is our market capitalization. The deterioration of the telecom industry and the decline in our current product sales in the first quarter were factors that required the Company to evaluate the fair value of the goodwill. Management evaluated our fair value as determined by its market capitalization against its carrying value, net assets, and determined that goodwill was impaired. In addition, under SFAS No. 144 "Accounting for the impairment of Disposal of Long-Lived Assets" the Company evaluated the intangible assets for impairment and determined a portion of the intangible assets were impaired. We recorded a $29.3 million impairment charge during the quarter ended March 31, 2002. The amount was comprised of $27.3 million of goodwill and $2.0 million of intangible assets.

Intangible assets consist of the following (in thousands):

                                                     December 31, 2002                               March 31, 2003
                                             ------------------------------              -------------------------------------
                                                Gross                                      Gross
                             Amortization      Carrying       Accumulated                 Carrying      Accumulated
                               Period           Amount       Amortization      Net         Amount        Amortization       Net
                               ------           ------       ------------      ---         ------        ------------       ---
Intellectual property         4 years            1,859            (465)         1,394         1,859              (582)     1,277





Estimated future amortization expense is as follows (in thousands):

                 Fiscal year       Total
                                   -----
(Remaining nine months) 2003         347
                        2004         465
                        2005         465
                                   -----
Total Amortization                 1,277
                                   =====


5. Restructuring

During January 2003, VINA announced and completed restructuring plans intended to better align its operations with the changing market conditions. These plans were designed to focus on profit contribution and reduce expenses. The restructuring includes a workforce reduction and other operating reorganizations. As a result of the restructuring efforts, the Company reduced its workforce by approximately 35%. The 2003 restructuring actions were accounted for in accordance with the guidance set forth in SFAS No. 146.

A summary of the restructuring benefit and expenses for the quarter ended March 31, 2003 is as follows (in thousands):


                                             Stock
                              Workforce   Compensation    Abandonment of
                             Reductions     Benefits       Facilities        Total
                             ----------     --------       ----------        -----
2002 remaining provision          $  --        $  --             $ 98         $ 98
January 2003 provision              309         (336)              --          (27)
Net provision utilized             (309)         336              (98)         (71)
                                  -----        -----             ----         ----
Balance at March 31, 2003         $  --        $  --             $ --         $ --
                                  =====        =====             ====         ====



6. 2002 Stock Option Exchange Program

On February 17, 2003, we granted 2,601,982 option grants as part of the Stock Option Exchange Program approved by the Board of Directors in May 2002. Under this program, eligible employees were able to make an election to exchange certain outstanding stock option grants with an exercise price greater than or equal to $1.00 for a new option to purchase the same number of shares of VINA Technologies Inc. common stock. The replacement option was issued per the Option Exchange Program at least six months and one day after the cancellation date of August 15, 2002. The new options were issued from our 2000 Stock Option Plan and are non-statutory stock options. The individuals participating in this program were employees of VINA Technologies, Inc. on the replacement grant date making them eligible to receive the new stock options. No consideration for the canceled stock options was provided to individuals terminating employment prior to the replacement grant date. The new option has an exercise price of $0.16, which is equal to VINA Technologies Inc. Common stock's closing price on the date prior to the replacement grant. The new stock options will continue to vest on the same schedule as the canceled options.

7. Commitments and Contingencies

The Company's contract manufacturer has obtained or has on order substantial amounts of inventory to meet their revenue forecasts. If future shipments do not utilize the committed inventory, the contract manufacturer has the right to bill for any excess component and finished goods inventory. The Company also has a non-cancelable purchase order with a major chip supplier for one of its critical components. As of March 31, 2003, the estimated purchase commitments and non-cancelable purchase orders to those companies is approximately $870,000. In August 2002, the Company placed $1.0 million on deposit with its contract manufacturer as security against these purchase commitments, of which $600,000 was used in April 2003 to pay outstanding balances. The remaining $400,000 is still on deposit with its contract manufacturer.

As of March 31, 2003, we have lease commitments of $1.8 million for leases on two properties, which expire by July 31, 2007.

The Company provides a full 60-month parts and factory labor warranty against defects in materials and workmanship for all VINA Integrated Access Device (IAD) product lines. A 12-month parts and factory labor warranty against defects in materials and workmanship is provided for all VINA Integrated Multi-Service Access Platform (IMAP) product lines. All VINA-supplied software is also covered by a 60-month warranty for IAD products, and a 12-month warranty for IMAP products. The Company accounts for warranty liability by taking a charge in the period of shipment for the estimated warranty costs that will be incurred related to shipments. A weighted average of the cost per warranty transaction per product line is developed taking into consideration: the costs of freight, replacement, rework and repair. Estimated returns over time are calculated taking into account experience by product line. A warranty liability is calculated by applying the number of units under warranty against a factor representing the likelihood of a return and the estimated cost per return transaction. Actual warranty charges are tracked and reported separately from other transactions.

The changes in the warranty reserve balances during the three months ended March 31, 2003 and the year ended December 31, 2002 are as follows (in thousands):

                           Balance at January 1, 2002       $ 696
            Additions related to current period sales         (18)
        Warranty costs incurred in the current period        (228)
Adjustments to accruals related to prior period sales         (36)
                                                            -----
                         Balance at December 31, 2002         414
            Additions related to current period sales          (5)
        Warranty costs incurred in the current period          (8)
Adjustments to accruals related to prior period sales          (1)
                                                            -----
                            Balance at March 31, 2003       $ 400
                                                            =====



Certain of the Company's sales agreements require that the Company indemnify the customer for any expenses or liabilities resulting from claimed infringements of patents, trademarks or copyrights of third parties.

The high technology and telecommunications industry in which we operate is characterized by frequent claims and related litigation regarding patent and other intellectual property rights. We are not a party to any such litigation; however any such litigation in the future could have a material adverse effect on our consolidated operations and cash flows.

8. Subsequent Event

In April 2003, VINA received a letter from Larscom under which Larscom indicates that it is reserving its rights arising from an alleged breach by VINA of the merger agreement. In its letter Larscom stated that, while reserving its rights, it intends to work toward the consummation of the merger. VINA also intends to work with Larscom toward the consummation of the merger. In that regard, VINA and Larscom have filed with the Securities and Exchange Commissions a joint proxy statement/prospectus on SEC Form S-4 in connection with the merger. VINA and Larscom mailed the joint proxy statement/prospectus to stockholders of Larscom and VINA on or about May 2, 2003. Under the merger agreement, VINA made a representation and warranty that its anticipated revenue for the first quarter of 2003 would not be materially below $3.5 million. VINA's revenue for the first quarter of 2003 was approximately $2.7 million. Under the terms of the merger agreement, either party may terminate the merger agreement if a breach of any representation or warranty, individually or in the aggregate, by the other party has had or is reasonably likely to have a material adverse effect on such party as defined in the merger agreement. VINA does not believe that its first quarter 2003 revenue shortfall would permit a termination of the merger agreement, because, among other things, VINA's value cannot be measured by one quarter's operating results.

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